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                                                                    EXHIBIT 21.1

             PRINCIPAL SUBSIDIARIES OF MAXXAM GROUP HOLDINGS INC.


Listed below are the principal subsidiaries and the jurisdiction of their incorporation or organization. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                                                        State or Province
                                                        of Incorporation
                Name                                    or Organization
                ----                                    -----------------
Britt Lumber Co., Inc.                                  California
MAXXAM Group Inc.                                       Delaware
MAXXAM Properties Inc.                                  Delaware
Salmon Creek Corporation                                Delaware
Scotia Pacific Holding Company                          Delaware
The Pacific Lumber Company                              Delaware